UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): October 14, 2005

THE RESERVE PETROLEUM COMPANY
(Name of business issuer in its Charter)

OKLAHOMA	000-8157	73-0237060
(State or other jurisdiction	(Commission	(I.R.S. Employer Identification No.)
of incorporation or organization	File Number)

6801 N. Broadway, Suite 300
Oklahoma City, Oklahoma 73116-9092
(Address of principal executive offices)

(405) 848-7551
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre- commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13c-4(c)

ITEM 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

Effective October 14, 2005, The Reserve Petroleum Company (the “Registrant”) dismissed Grant Thornton, LLP as Registrant’s independent accountants. Upon the recommendation and approval of its Board of Directors, Registrant appointed Murrell, Hall, McIntosh & Co., PLLP as Registrant’s independent accountants, effective October 14, 2005.

Grant Thornton, LLP reports on Registrant’s 2003 and 2004 consolidated financial statements contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

There have been no disagreements with Grant Thornton, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure that disagreements, if not resolved to the satisfaction of Grant Thornton, LLP would have caused it to make reference to the subject matter of the disagreements in connection with its reports.

There have been no reportable events with respect to Registrant as described at Item 304 of Regulation S-B.

On October 14, 2005, Registrant engaged Murrell, Hall, McIntosh & Co., PLLP as its certifying accountant to audit Registrant’s consolidated financial statements. Registrant has not previously consulted with Murrell, Hall, McIntosh & Co., PLLP on items concerning (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Registrant’s financial statements of (ii) any subject matter of a disagreement or reportable event with Grant Thornton, LLP.

Registrant is submitting a letter from Grant Thornton, LLP addressed to the Securities and Exchange Commission stating whether Grant Thornton, LLP agrees with the statements contained in this report as they relate to Grant Thornton, LLP.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(a)	FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.
Not applicable.

(b)	Pro forma financial information.
Not applicable

(c)	Exhibits.

16.1	Letter of Grant Thornton, LLP addressed to the Commission dated October 14, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE RESERVE PETROLEUM COMPANY

Date: October 14, 2005	/s/ Mason McLain
Mason McLain, President
(Chief Executive Officer)